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 Amendment No. 1 to the Sub-Investment Management Agreement Among John Hancock
  Variable Series Trust I, John Hancock Advisers, Inc. and John Hancock Life
                               Insurance Company


     Reference is made to that certain Sub-Investment Management Agreement dated as of May 1, 1995 among John Hancock Variable Series Trust I, John Hancock Advisers, Inc. and John Hancock Life Insurance Company (the "Agreement").

Recitals
--------

     A.   The current name of the "Bond Portfolio" is the "Active Bond Fund."

     B. On February 1, 2000, John Hancock Life Insurance Company ("John Hancock") converted to a stock life insurance company and changed its name from "John Hancock Mutual Life Insurance Company."

     C. On July 14, 2000, the Board of Trustees of the John Hancock Variable Series Trust I ("Series"), including a majority of those Trustees of the Series who are not interested persons of any party to the Agreement, duly approved an increase in fees payable under the Agreement by John Hancock to John Hancock Advisers, Inc., subject to approval by shareholders of the Active Bond Fund.

     D. On September 28, 2000, the shareholders of the Active Bond Fund duly approved such increase in fees payable under the Agreement.

Amendment
---------

In accordance with section 11 of the Agreement, the parties hereto agree to amend the Agreement as follows:

1. The phrase "Bond Portfolio" is deleted wherever shown and the phrase "Active Bond Fund" is inserted in its place.

2. The phrases "John Hancock Mutual Life Insurance Company" and "JHMLICO" are deleted wherever shown and the phrases "John Hancock Life Insurance Company" and "JHLICO" are respectively inserted in their place.

3. The first paragraph of section 4 of the Agreement, entitled "SUB-ADVISORY FEES" is hereby amended to read as follows:

          "For all of the services rendered as herein provided, JHLICO shall pay to Sub-Manager a fee (for payment of which the Series shall have no obligation or liability) based on the Current Net Assets of the Portfolio, as set forth in Schedule I attached hereto and made a part hereof."

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4. Schedule I is attached to the Agreement to read as follows:

                                   SCHEDULE I

                                      FEES
                                      ----

--------------------------------------------------------------------------------
Current Net Assets Under Management                Sub-Advisory Fee
-----------------------------------                ----------------

--------------------------------------------------------------------------------
On the first $100 million                25.0 basis points (0.25%) per annum
--------------------------------------------------------------------------------
On the next $150 million                 20.0 basis points (0.20%) per annum
--------------------------------------------------------------------------------
On the next $250 million                 16.0 basis points (0.16%) per annum
--------------------------------------------------------------------------------
On the next $500 million                 12.5 basis points (0.125%) per annum
--------------------------------------------------------------------------------
On amounts over $1 billion               10.0 basis points (0.10%) per annum
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect as of November 1, 2000.


ATTEST:                                 JOHN HANCOCK VARIABLE SERIES
                                        TRUST I

/s/ Ronald J. Bocage                    By: /s/ Michele G. Van Leer
                                        Title: Chairman


ATTEST:                                 JOHN HANCOCK LIFE INSURANCE COMPANY


/s/ Ronald J. Bocage                    By: /s/ Robert R. Reitano
                                        Title: Senior Vice President and Chief
                                               Investment Strategist

ATTEST:                                 JOHN HANCOCK ADVISERS, INC.


/s/ Theresa Appruzzesi                  By:/s/ James V. Bowhers
                                        Title:  Executive Vice President


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